Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2015.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2014

	Net Assets as of	Amount of Minimum	Amount of	Percentage of
Fund Name	31-Jul-2014	Bond Requirement	Bond Coverage	Allocation
		(in dollars)	(in Dollars)	(%)
SunAmerica Japan Fund	35,098,965			0.53%
SunAmerica International Dividend Strategy Fund	212,054,481			3.23%

Total SunAmerica Equity Series	$247,153,446	$600,000	$750,000	3.76%

SunAmerica Strategic Bond Fund	504,373,121			0.80%
SunAmerica GNMA Fund	131,460,571			0.96%
SunAmerica U.S. Government Securities Fund	109,566,697			0.80%
SunAmerica High Yield Bond Fund	115,561,494			0.84%

Total SunAmerica Income Fund	$860,961,883	$1,000,000	$1,250,000	6.27%

Money Market Fund	673,361,932			5.01%

Total SunAmerica Money Market	$673,361,932	$900,000	$1,000,000	5.01%

SunAmerica Senior Floating Rate Fund, Inc.	430,969,636			4.51%

Total SunAmerica Senior Floating Rate	$430,969,636	$750,000	$900,000	4.51%

Focused Balanced Strategy Portfolio	—
Focused Multi-Asset Strategy Portfolio	—
Focused Dividend Strategy Portfolio	8,343,348,530			12.07%
Focused Dividend Strategy II Portfolio	—
SunAmerica Select Dividend Growth Portfolio	57,478,248			0.17%
SunAmerica Strategic Value Portfolio	261,466,934			0.76%

Total SunAmerica Series, Inc.	$8,662,293,712	$2,500,000	$2,500,000	12.53%

Growth Portfolio	609,128,101			1.78%
Government & Quality Bond Portfolio	1,334,126,039			3.90%
Strategic Multi-Asset Portfolio	21,896,610			0.06%
Multi-Asset Portfolio	22,613,518			0.07%
Capital Appreciation Portfolio	1,334,626,551			3.90%
Growth and Income Portfolio	135,822,685			0.40%
Natural Resources Portfolio	255,208,616			0.75%
Asset Allocation Portfolio	230,873,465			0.67%

Total Anchor Series Trust	$3,944,295,585	$2,100,000	$2,300,000	11.53%

Allocation Balanced Portfolio	—
Allocation Moderate Portfolio	—
Allocation Moderate Growth Portfolio	—
Allocation Growth Portfolio	—
Focus Value Portfolio	268,194,970			0.62%
Cash Management Portfolio	33,220,848			0.08%
Multi-Managed Growth Portfolio	75,363,201			0.17%
Real Return Portfolio	609,992,079			1.41%
Multi-Managed Moderate Growth Portfolio	146,449,551			0.34%
Multi-Managed Income/Equity Portfolio	107,821,213			0.25%
Multi-Managed Income Portfolio	85,474,491			0.20%
Asset Allocation: Diversified Growth Portfolio	160,811,466			0.37%
Large Cap Growth Portfolio	417,846,710			0.96%
Stock Portfolio	382,831,374			0.88%
Large Cap Value Portfolio	793,460,441			1.83%
Mid Cap Growth Portfolio	176,234,685			0.41%
Mid Cap Value Portfolio	366,056,336			0.84%
Small Cap Portfolio	232,102,792			0.53%
International Equity Portfolio	613,217,774			1.41%
Diversified Fixed Income Portfolio	971,451,721			2.24%
Focus Growth Portfolio	171,072,122			0.39%

Total Seasons Series Trust	$5,440,529,652	$2,500,000	$2,500,000	12.53%

Equity Index Portfolio	911,266,020			0.56%
Small Company Value Portfolio	481,884,946			0.30%
Mid-Cap Growth Portfolio	332,610,704			0.21%
Capital Growth Portfolio	62,186,454			0.04%
Blue Chip Growth Portfolio	235,485,420			0.15%
Growth Opportunities Portfolio	293,917,582			0.18%
Technology Portfolio	43,394,675			0.03%
Marisco Focused Growth Portfolio	297,276,450			0.18%
Small & Mid Cap Value Portfolio	685,484,680			0.42%
Foreign Value Portfolio	1,062,045,358			0.66%
VCP Value Portfolio	138,691,380			0.09%
VCP Total Return Balanced Portfolio	131,558,137			0.08%
VCP Managed Asset Allocation SAST Portfolio	189,504,951			0.12%
American Funds Growth SAST Portfolio	327,048,366			0.20%
American Funds Global Growth SAST Portfolio	485,029,126			0.30%
American Funds Growth-Income SAST Portfolio	267,845,439			0.17%
American Funds Asset Allocation SAST Portfolio	169,563,495			0.10%
Cash Management Portfolio	265,070,154			0.16%
Corporate Bond Portfolio	1,610,845,308			0.99%
Global Bond Portfolio	460,983,091			0.28%
High-Yield Bond Portfolio	487,389,256			0.30%
Growth-Income Portfolio	799,237,924			0.49%
Global Equities Portfolio	455,113,826			0.28%
Alliance Growth Portfolio	444,632,478			0.27%
MFS Massachusetts Investors Trust Portfolio	1,006,441,098			0.62%
Fundamental Growth Portfolio	294,953,074			0.18%
SunAmerica Dynamic Allocation Portfolio	1,492,718,628			0.92%
International Diversified Equities Portfolio	264,147,285			0.16%
Davis Venture Value Portfolio	1,404,666,034			0.87%
MFS Total Return Portfolio	652,827,919			0.40%
Total Return Bond Portfolio	1,696,433,758			1.05%
Telecom Utility Portfolio	58,858,473			0.04%
Equity Opportunities Portfolio	220,633,641			0.14%
Aggressive Growth Portfolio	130,427,390			0.08%
International Growth and Income Portfolio	418,335,487			0.26%
Emerging Markets Portfolio	393,904,648			0.24%
SunAmerica Dynamic Strategy Portfolio	701,048,505			0.43%
Real Estate Portfolio	443,279,260			0.27%
“Dogs” of Wall Street Portfolio	253,388,625			0.16%
Balanced Portfolio	219,049,602			17.17%

Total SunAmerica Series Trust	$20,289,178,647	$2,500,000	$2,500,000	12.53%

Money Market I Fund	368,110,773			0.21%
Government Securities Fund	159,889,577			0.09%
Capital Conservation Fund	196,827,845			0.11%
Stock Index Fund	4,550,946,744			2.58%
Global Social Awareness Fund	448,754,957			0.25%
Mid Cap Index Fund	3,287,050,587			1.86%
Asset Allocation Fund	179,319,960			0.10%
Small Cap Index Fund	1,158,262,589			0.66%
Growth & Income Fund	115,174,523			0.07%

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2014

	Net Assets as of	Amount of Minimum	Amount of	Percentage of
Fund Name	31-Jul-2014	Bond Requirement	Bond Coverage	Allocation
		(in dollars)	(in Dollars)	(%)
Nasdaq-100 Index Fund	262,667,915			0.15%
Core Equity Fund	271,611,948			0.15%
Health Sciences Fund	602,564,585			0.34%
Blue Chip Growth Fund	629,373,439			0.36%
Value Fund	123,954,945			0.07%
Small Cap Fund	375,180,971			0.21%
International Government Bond Fund	193,087,159			0.11%
Inflation Protected Fund	470,177,422			0.27%
Large Capital Growth Fund	408,479,821			0.23%
Broad Cap Value Income Fund	56,744,489			0.03%
Foreign Value Fund	1,088,395,824			0.62%
Emerging Economies Fund	696,151,895			0.39%
Large Cap Core Fund	179,376,871			0.10%
Mid Cap Strategic Growth Fund	310,348,385			0.18%
Small Cap Aggressive Growth Fund	107,838,388			0.06%
International Equities Fund	1,173,314,855			0.66%
International Growth Fund	650,617,679			0.37%
Science & Technology Fund	975,542,889			0.55%
Global Strategy Fund	555,586,778			0.31%
Small Cap Special Values Fund	258,608,774			0.15%
Dividend Value Fund	631,420,217			0.36%
Growth Fund	1,018,840,273			0.58%
Global Real Estate Fund	438,759,109			0.25%
Small—Mid Growth Fund	129,401,431			0.07%
Dynamic Allocation Fund	51,892,595			0.03%

Total VALIC Company I Series	$22,124,276,212	$2,500,000	$2,500,000	12.53%

International Opportunities Fund	607,055,891			1.33%
Small Cap Growth Fund	118,741,417			0.26%
Mid Cap Growth Fund	165,670,793			0.36%
Capital Appreciation Fund	86,347,324			0.19%
Large Cap Value Fund	219,929,953			0.48%
Socially Responsible Fund	672,508,377			1.48%
Mid Cap Value Fund	981,865,918			2.16%
Money Market II Fund	174,238,583			0.38%
Aggressive Growth Lifestyle Fund	—
Moderate Growth Lifestyle Fund	—
Conservative Growth Lifestyle Fund	—
Core Bond Fund	942,088,095			2.07%
Strategic Bond Fund	748,616,077			1.64%
High Yield Bond Fund	424,446,629			0.93%
Small Cap Value Fund	566,522,664			1.24%

Total VALIC Company II Series	$5,708,031,721	$2,500,000	$2,500,000	12.53%

2020 High Watermark Fund	42,156,060			0.18%
SunAmerica Alternative Strategies Fund	74,326,574			0.31%
SunAmerica Global Trends Fund	65,243,702			0.27%
Focused Alpha Growth Fund	585,553,551			2.47%
Focused Alpha Large Cap Fund	641,254,222			2.70%
SunAmerica Income Explorer Fund	25,200,429			0.11%
SunAmerica Small-Cap Fund	53,108,540

SunAmerica Specialty Series	$1,486,843,078	$1,000,000	$1,250,000	6.27%

GRAND TOTAL		$18,850,000	$19,950,000	100.00%